                                  EXHIBIT 99.24

EQUITY ONE MORTGAGE 04-5 - WAMCO BREAKEVEN ANALYSIS, CLASS B-1, B-2 AND B-3

Settle                              11/24/2004
First Payment                       12/25/2004

                                 B1                   B-1                  B-2                      B-3           COLLATERAL
-----------------------------------  --------------------   ---------------------    ------------------   ------------------
                                WAL                 22.75                   21.54                  1.41                 1.34
                Principal Writedown                 2.50%                   2.20%                 0.10%                0.00%
Total Collat Loss (Collat Maturity)                 9.19%                   8.75%                 9.17%                5.83%

                        Default (1)  169.5 *wamco_frm_def   159.85 *wamco_frm_def    169 *wamco_frm_def   100 *wamco_frm_def
                    Default (22_28)  169.5 *wamco_arm_def   159.85 *wamco_arm_def    169 *wamco_arm_def   100 *wamco_arm_def
                             LIBORs                   Fwd                     Fwd                   Fwd                  Fwd

                      Loss Severity                   45%                     45%                   45%                  45%
                  Servicer Advances                  100%                    100%                  100%                 100%
                    Liquidation Lag                    12                      12                    12                   12
                           Triggers                  FAIL                    FAIL                  FAIL                 FAIL
                Optional Redemption              Call (N)                Call (N)              Call (N)             Call (N)